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                                                                   Exhibit 10.24


                                             H Power/ADL Joint Venture Agreement

                            Joint Venture Agreement

     THIS AGREEMENT (this "Agreement") is made as of December 18, 1998, between H Power Corp., a Delaware corporation having its principal place of business at 60 Montgomery Street, Belleville NJ 07109, (hereinafter referred to as "H Power") and Arthur D. Little, Inc. having executive offices at Acorn Park, Cambridge, Massachusetts 02140 (hereinafter referred to as "ADL"). Throughout this Agreement, H Power and ADL may be referred to collectively as the "Parties" and each individually as a "Party".

     WHEREAS, H Power has acquired, developed, possesses and owns specialized, novel, and unique techniques, inventions, practices, methodologies, knowledge, skill, experience, data, formulae, computer programs and other information relating to the design and manufacture of proton exchange membrane ("PEM") fuel cells and to the design and manufacture of complete fuel cell operating systems, including but not limited to hydrogen supply and delivery sub-systems, temperature and water management sub-systems, control sub-system, and power conditioning sub- systems, some of which have been reduced to patents, pending patent applications or disclosure documents and others of which are deemed to be proprietary know-how (all of which are hereinafter referred to as H Power's Intellectual Property); and

     WHEREAS, H Power has utilized and is continuing to utilize its Intellectual Property to design, develop, integrate, assemble and produce fuel cell operating systems to replace or supplement conventional power sources such as batteries, diesel generators, internal combustion engines and central power stations, in a broad base of products and for various applications; and

     WHEREAS, ADL is a company specializing in areas ranging from product development and technology assessment to process engineering and manufacturing consulting; and

     WHEREAS, ADL has developed expertise in fuel processors operating on a variety of fuels, and

     WHEREAS, the Parties desire to collaborate under the terms of this Agreement to jointly study, design, develop, fabricate and demonstrate a commercially viable System that incorporates a PEM fuel cell sub-system and a propane fuel processor sub-system which supplies the hydrogen fuel to the PEM sub-system; and

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      WHEREAS, the Parties believe that such Systems will meet the needs of telecommunications systems for premium power and will establish a technology base from which various other products will be created; and

      WHEREAS, the Parties have been selected for participation in the Advanced Technology program administered by tho National Institute of Standards and Technology as a joint venture to conduct certain specified research and development, and

      WHEREAS, the Parties wish to enter into a joint venture agreement to define their respective roles and responsibilities; and

      WHEREAS, the Parties have selected H Power to serve as the Administrator for the joint venture and wish to authorize, that organization to perform certain functions, specifically including executing the NIST Cooperative Agreement and thereby binding all the Parties to the terms and conditions of that agreement;

      NOW THEREFORE, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, it is hereby agreed as follows:

1.    Definitions

      1.1   Administrator.

            Administrator shall mean H Power Corp. and/or its appointed representative.

      1.2   Agreement.

            Agreement shall mean this Joint Venture Agreement, as the same may be amended from time to time hereafter.

      1.3   Background Technology.

            Background Technology shall mean technical information not generated in the course of the NIST Program.

      1.4   Government Use License.

            Government Use License shall mean a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced by or on behalf of the United States throughout the world any Subject Invention.

      1.5   NIST.

            NIST shall mean the National Institute of Standards and Technology.

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      1.6   NIST Cooperative Agreement.

            NIST Cooperative Agreement shall mean the funding agreement entered into between the Advanced Technology Program of NIST and the Parties hereto (as executed by the Administrator) for the conduct of the Research Program.

      1.7   Patents.

            Patents shall mean all patents and applications relating thereto resulting from Subject Inventions.

      1.8   Program or Research Program.

            Program or Research Program shall mean the research and development program set forth in the Proposal and included herein as Exhibit A.
      1.9   Proposal.

            Proposal shall mean the proposal submitted by the Parties to the Advanced Technology Program, and which has been accepted by NIST for funding.

      1.10  Statement of Work.

            Statement of Work shall mean the performance of activities as specifically set forth in Section 1.3 (entitled "Technical Approach") of the Proposal.

      1.11  Subject Invention.

            Subject Invention shall mean any invention conceived or first reduced to practice in the course of the Program.
      1.12  System.

            System shall mean a PEM fuel cell sub-system integrated with a propane fuel processor sub-system that will be utilized in telecommunication applications.

      1.13  Technology.

            Technology shall mean all technical information generated in the course of the Program.

2.    Purpose of this Joint Venture

      The limited purpose and the sole business of this Joint Venture shall be to accomplish the objectives of the Program by performing research directly and through the use of contracts, and to that end shall carry out their responsibilities as set forth in the Program, the NIST Cooperative Agreement, and the Statement of Work. The Joint Venture may engage in such other activities related either directly or indirectly to the foregoing as may be necessary

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      advisable or convenient to the promotion or conduct of the Parties'
      businesses, but no other business shall be conducted by the Joint Venture without the prior written consent of both of the Parties hereto.

3.    Term of this Joint Venture

      The term of the Joint Venture shall commence on and as at the date of this Agreement and shall continue until the Parties' obligations as set forth in this Agreement and the NIST Cooperative Agreement have been completed, or until the NIST Cooperative Agreement has been terminated. An individual Party may cease participation in the Program only in a manner consistent with the NIST Cooperative Agreement.

4.    Obligation of the Parties

      4.1   Activities

            The Parties shall use their best efforts to carry out the purposes of this Agreement, as set forth in Paragraph 2, hereinabove.

      4.2   Contributions

            Each of the Parties agrees to contribute funds or in kind services as follows:

                                Year One          Year Two            Total
                               ----------         --------            -----
            H Power            $  548,555         $933,628         $1,482,183
            ADL                $1,092,544         $642,722         $1,735,266

      4.3   Responsibilities Of Each Of The Parties

            The primary responsibilities of the Parties to this Agreement shall be as follows:

                  H Power: H Power shall be responsible for the design, development, fabrication and testing of the fuel cell sub-system, the integration of the System and the testing of the completed System.
                  ADL: ADL shall be responsible for the design, development, fabrication and testing of the propane fuel processor sub-system.

      4.4   Cooperation Between Parties

            The Parties shall cooperate fully with each other with respect to their primary responsibilities.

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      4.5   Execution of Work

            4.5.1 H Power shall design, develop, fabricate and test its PEM fuel cell sub-system in its facilities at Belleville, NJ

            4.5.2 ADL shall design, develop, fabricate and test its propane fuel processor subsystem in its facilities.

            4.5.3 H Power shall integrate, assemble and test completed System at its place of business in Belleville, NJ.

5.    Program Management

      To promote consultation and cooperation among the Parties hereto a committee shall be formed as follows:

      5.1 A Joint Management Committee which shall consist of four representatives of H Power and three representatives of ADL and which will ordinarily meet once each month. Such meetings will be held at the premises of H Power in Belleville, NJ, unless otherwise agreed by the Parties hereto. The Chairman at the meetings of the Joint Committee shall be the Chief Executive Officer of H Power.

      5.2 At such meetings the Joint Management Committee shall consider and advise upon and make recommendations to the Parties hereto on matters of policy pertaining to prospective and actual cooperation among the Parties hereto in the performance of this Agreement.

      5.3 The representatives of the Parties shall be nominated by each of the Parties hereto by notice in writing to the other Party hereto. A Party, at anytime, may replace any and all of its said representatives by such notice.

      5.4 The Joint Management Committee shall direct the conduct of the Program in all respects, through the Administrator.

      5.5 The Administrator, who shall perform the day-to-day management and administration of the Program in accordance with all legal and regulatory requirements, including the NIST Cooperative Agreement, shall be an H Power member of the Joint Management Committee.

6.    Intellectual Property Rights

      6.1 In accordance with the Advanced Technology Program (ATP) statute and regulation, specifically 15 USC 278n(d)(11)(A) and 15 CFR 295.8(a)(1), title to inventions arising from assistance by the Program will vest in H Power and ADL. Title to any such intellectual property shall not be transferred or passed, except to a company incorporated in the United States, until the expiration of the first patent obtained in connection with the intellectual property. Nothing in this paragraph shall be construed to prohibit the licensing to any company of intellectual property rights arising from assistance provided by this Program.

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      6.2   The United States may reserve a non-exclusive, nontransferable, irrevocable paid-up license to practice or have practiced for, and on behalf of the United States any such intellectual property, but shall not, in the exercise of such license, publicly disclose proprietary information related to the license.

      6.3 Subject to sub-paragraphs 6.1 and 6.2, all intellectual property rights relating to the PEM fuel cell sub-system shall become sole and exclusive property of H Power and all intellectual property rights relating to the propane fuel processor sub-system shall become sole and exclusive property of ADL.

7.    Confidentiality

      Each of the Parties agrees that the Background Technology, the intellectual property rights generated during the course of the Program and the Proprietary Information of the other Party shall be covered by the Bilateral Confidentiality Agreement executed by ADL, on January 30, 1996 and by H Power on February 2, 1996. The Parties hereto further agree to extend the term of that agreement from three years from the last date of its execution to three years from the expiration of this Joint Venture Agreement. A copy of said Confidentiality Agreement is attached hereto as Exhibit B.

8.    Disputes

      8.1 Any question, dispute or difference arising among the Parties hereto and in particular, any matter which may affect their respective obligations or liabilities to each other or any third party, shall be resolved within the Joint Management Committee referred to in Paragraph 5 hereinabove.

      8.2 If in the event that these discussions fail to reach a mutually acceptable conclusion within a reasonable period of time, then the question, dispute, difference or matter shall be referred to the respective Managing Directors/Chief Executive Officers of the Parties hereto, or to such Directors as may be appointed to act on their behalf, which Directors shall then be responsible for considering and reaching a mutually acceptable decision on said question, dispute, difference or matter.

      8.3 No Party shall discontinue its efforts in pursuance of this Agreement while any question, dispute, difference or matter is under consideration by the Managing Directors/Chief Executive Officers of the Parties hereto or during arbitration proceedings as provided under this Clause.

      8.4 If in the event that a decision cannot be mutually agreed then the question, dispute, difference or matter shall be determined by arbitration, in the city of Newark, New Jersey in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

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9.    Insurance

      Each Party shall obtain and maintain appropriate public liability and casualty insurance, or adequate levels of self insurance, to insure against any liability caused by that Party's obligations under this Agreement and the NIST Cooperative Agreement.

10.   Termination

      Subject to the requirements of the NIST Cooperative Agreement, this Agreement may be terminated by either Party upon sixty (60) days written notice if the other Party hereto becomes controlled by any other company or entity that is in direct competition with any of the other Parties.

11.   Force Majeure

      In the event that a Party is prevented or delayed from performing, fulfilling or completing an obligation provided for in this Agreement as a result of delays caused by strikes, lock-outs, unavailability of materials, acts of God, acts of any national, state or local governmental agency or authority or a foreign government, war, insurrection, rebellion, riot, civil disorder, fire, explosion or the elements, provided that such prevention or delay is not caused or due to any act or omission or negligence of the Party claiming Force Majeure, then the time for performance, fulfillment or completion shall be extended for a period not exceeding the number of days by which the same was so delayed.

12.   Costs and Expenses

      Each Party shall bear its own costs and other related expenses incurred in the performance of this Agreement and neither Party shall be liable for any costs, expense, risk, obligation or liability related to or arising out of the other's efforts and responsibilities under this Agreement.

13.   Consequential Damages

      Except as may be specifically provided for herein, neither Party shall be liable to the other Party under this Agreement for any indirect, incidental, special or consequential damages, however caused, whether in contract, tort, strict liability, warranty or otherwise.

14.   Limited Purpose Joint Venture

      Nothing in this Agreement shall be deemed to constitute, create, give effect to, or otherwise any type of permanent arrangement of any kind, and the rights and obligations of the Parties hereto shall be limited to those expressly set forth herein. Nothing herein shall be construed as providing the sharing of profits or losses arising out of the efforts of any one of the Parties except as may be provided for in any resultant sub-contract agreed among the Parties. The cooperation of the Parties is for the purpose of complementing their respective capabilities.

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15.   Notice

      All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement should be in writing and delivery shall be effective in all respects if delivered: (i) by telefax and promptly confirmed by letter, (ii) personally, or (iii) by registered or certified mail, postage prepaid, (or if overseas by postage paid registered [if available] international air mail) as follows:

            If to H Power                       If to ADL
            -------------                       ---------
            60 Montgomery Street                25 Acorn Park
            Belleville, NJ 07109                Cambridge, MA 02140
            U.S.A.                              U.S.A.
            Telefax (973) 450-9850              Telefax (617) 498-7117
            Attention CEO                       Attention General Counsel

      Proof of transmission in the case of telefax shall be deemed to be proof of receipt on the date and at the time of dispatch subject to a confirmed answer back at the end of the transmission.

      Notices hereunder shall be deemed to have been received by the receiving Party if sent by telefax upon proof of receipt on the date and at the time of dispatch as set out above, if delivered personally at time of receipt and if sent by mail five working days after the notice mailed, as the case may be, unless otherwise proved by the Party claiming non-receipt.

16.   Scope

      This Agreement embodies all the understandings and agreements of the Parties and supersedes all prior and contemporaneous, oral or written agreements or understandings relating to the matters referred to herein, and neither of the Parties shall be bound by any definition, condition, representation, warranty, promise or provision other than is expressly set forth in this Agreement.

17.   Modification

      This Agreement may be amended or modified only by an instrument of equal formality signed by duly authorized officers or representatives of the respective Parties.

18.   Severability

      In the event any of the provisions of this Agreement, for any reason, shall be declared invalid, such decision shall not affect the validity of the remaining portion, which shall remain in full force and effect. The Parties hereto agree to negotiate a substitution for the provisions held invalid, illegal or unenforceable.

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19.   Effect of Waivers

      Failure of either Party hereto to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed waiver or relinquishment of any similar right or power hereunder at any subsequent time or of any other provision hereof.

20.   Governing Law and Venue

      The validity, performance, construction, and effect of this Agreement will be governed by the law of the State of New Jersey.

21.   Binding Effect

      This Agreement shall be binding upon the Parties hereto and their respective executors, administrators, heirs, assigns and successors in interest.

22.   Survival of Contents

      Notwithstanding anything else in this Agreement to the contrary, those provisions of this Agreement which by their nature survive the termination or expiration of this Agreement shall do so to the extent required thereby for the full observation and performance by any or all of the Parties hereto.

23.   Assignment

      Neither Party hereto may sell, assign, transfer or hypothecate any rights or interests created under this Agreement or delegate any of its duties without the prior written consent of the other. Any such assignment or delegation of either Party hereunder without such consent shall be void. Notwithstanding the foregoing, H Power, in its sole discretion, shall have the right to assign this Agreement to an affiliate of H Power. Notwithstanding the foregoing, ADL, in its sole discretion, shall have the right to assign this Agreement to Epyx or any affiliate of ADL.

24.   Indemnity

      Each Party shall be responsible for any and all losses or damages arising out of or incurred as a result of its own negligence. Each agrees to indemnify and hold the other harmless from and with respect to any such loss or damage including, without limitation, attorney's fees and costs.

25.   No Broker or Finder

      The Parties acknowledge that in negotiating and entering into this Agreement, they have not been represented or assisted by any broker or finder who may be entitled to compensation.

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26.   Attorney's Fees

      If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees incurred in this action or proceeding in addition to any other relief to which he or it may be entitled.

27.   Power of Attorney

      By signing this Agreement, ADL grants to the Administrator a Power of Attorney for the sole purpose of binding ADL to the terms and conditions of the NIST Cooperative Agreement.

28.   NIST Cooperative Agreement Precedence

      Should there be any conflict between the terms and conditions of this Agreement and the NIST Cooperative Agreement, the NIST Cooperative Agreement shall take precedence.

29.   Construction

      The Recitals to this Agreement and all Exhibits, Schedules and Riders executed by the Parties and attached hereto shall be deemed a part of this Agreement. Any table of contents accompanying this Agreement and any heading contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

30.   Index and Captions

      The captions of the Clauses of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

31.   Cooperation Between the Parties

      In entering into this Agreement the Parties hereto recognize that it is impractical to make provision for every contingency that may arise in the course of the observance or performance thereof. Accordingly the Parties hereby declare it to be a cardinal principle of this Agreement and it to be their common intention that this Agreement shall operate between them with fairness and without detriment to the interests of any of them and if in the course of the performance of this Agreement unfairness to a Party hereto is disclosed or anticipated then the Parties hereto shall use their best endeavors to agree upon such action as may be necessary and equitable to remove the cause or causes of the same.

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32.   Additional Documentation

      Upon the request of either Party, each Party shall execute and deliver instruments, agreements, certificates and other documents as may be reasonably required in order to implement any of the terms or provisions of this Agreement.

33.   Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same Agreement.

34.   Officers of the Parties

      All the persons executing this Agreement are duly authorized officers of the Parties hereto and execute this Agreement in accordance with the authority vested in them by the by-laws and Board of Directors of their respective corporations.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

For H POWER CORP.                         For ARTHUR D. LITTLE, INC

Signed: /s/ Arthur Kaufman                Signed: /s/ Jeffrey M. Bentley
        -------------------------------           ------------------------------
Title:  Vice President                    Title:  Vice - President
        -------------------------------           ------------------------------
Date:   Dec. 21, 1998                     Date:   Dec. 29, 1998
        -------------------------------           ------------------------------

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